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Exhibit 32.1

SECTION 906 CERTIFICATION

        The undersigned hereby certifies, in accordance with 18 U.S.C. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, in his capacity as an officer of Allegiance Telecom, Inc. (the "Company"), that, to his knowledge, the Annual Report of the Company on Form 10-K/A for the period ended December 31, 2002, fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934 and that the information contained in such report fairly presents, in all material respects, the financial condition and results of operation of the Company.

Dated: September 2, 2003
	By:	/s/ ROYCE J. HOLLAND Name: Royce J. Holland Title: Chairman and Chief Executive Officer

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SECTION 906 CERTIFICATION